Exhibit 10.2

March 25, 2026

Immix Biopharma, Inc.

11400 West Olympic Blvd., Suite 200

Los Angeles, CA 90064

Attention: Ilya Rachman, Chief Executive Officer and Chief Scientific Officer

Dear Mr. Rachman:

Reference is made to the At The Market Offering Agreement, dated as of June 3, 2025 (the “ATM Agreement”), between Immix Biopharma, Inc., a corporation organized under the laws of Delaware (the “Company”) and Citizens JMP Securities, LLC (the “Manager”). This letter (the “Amendment”) constitutes an agreement between the Company and the Manager to amend the ATM Agreement as set forth herein. Defined terms that are used but not defined herein shall have the meanings ascribed to such terms in the ATM Agreement.

1. The defined term “Agreement” in the ATM Agreement is amended to mean the ATM Agreement as amended by this Amendment.

2. The subtitle on the first page of the ATM Agreement stating “Up to $50,000,000 Shares of Common Stock” is hereby deleted in its entirety and shall have no further force or effect. All references in the ATM Agreement shall be read without giving effect to such subtitle.

3. The definition of “Registration Statement” is hereby amended and restated as follows:

““Registration Statement” shall mean the shelf registration statement (File Number 333-292665) on Form S-3, including exhibits and financial statements and any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective, shall also mean such registration statement as so amended.”

4. Section 2 of the ATM Agreement is hereby amended and restated as follows:

“The Company proposes to issue and sell through or to the Manager, as sales agent and/or principal, from time to time during the term of this Agreement and on the terms set forth herein, up to such number of shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (“Common Stock”), that does not exceed (a) the number or dollar amount of shares of Common Stock registered on the Registration Statement and as reflected on the Prospectus Supplement, pursuant to which the offering is being made, (b) the number of authorized but unissued shares of Common Stock (less the number of shares of Common Stock issuable upon exercise, conversion or exchange of any outstanding securities of the Company or otherwise reserved from the Company’s authorized capital stock), or (c) the number or dollar amount of shares of Common Stock that would cause the Company or the offering of the Shares to not satisfy the eligibility and transaction requirements for use of Form S-3, including, if applicable, General Instruction I.B.6 of Registration Statement on Form S-3 (the lesser of (a), (b) and (c), the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 2 on the number and aggregate sales price of Shares issued and sold under this Agreement shall be the sole responsibility of the Company and that the Manager shall have no obligation in connection with such compliance.”

5. Section 4(h) of the ATM Agreement is hereby amended and restated as follows:

“(h) Subsequent Equity Issuances. The Company shall not (i) deliver any Sales Notice hereunder (and any Sales Notice previously delivered shall not apply during such one (1 Trading Day) for at least one (1) Trading Day prior to any date on which the Company or any Subsidiary offers, sells, issues, contracts to sell, contracts to issue or otherwise disposes of, directly or indirectly, any other shares of Common Stock or any Common Stock Equivalents (other than the Shares), subject to Manager’s right to waive this obligation, provided that, without compliance with the foregoing obligation, the Company may issue and sell Common Stock pursuant to any employee equity plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time, and the Company may issue Common Stock issuable upon the conversion or exercise of Common Stock Equivalents outstanding at the Execution Time.”

6. Except as expressly set forth herein, all of the terms and conditions of the ATM Agreement shall continue in full force and effect after the execution of this Amendment and shall not be in any way changed, modified or superseded by the terms set forth herein.

7. This Amendment may be executed in two or more counterparts and by facsimile or “.pdf” signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

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In acknowledgment that the foregoing correctly sets forth the understanding reached by the Company and the Manager, please sign in the space provided below, whereupon this Amendment shall constitute a binding amendment to the ATM Agreement as of the date indicated above.

Very truly yours,

CITIZENS JMP SECURITIES, LLC

By	/s/ Jim Alfaro
Name:	Jim Alfaro
Title:	Managing Director

Accepted and Agreed:

Immix Biopharma, Inc.

By:	/s/ Ilya Rachman
Name:	Ilya Rachman
Title:	Chief Executive Officer and Chief Scientific Officer

[signature page to IMMX Amendment to

atm agreement]

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